SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Switzerland                                 98-0186363
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

    Bahnhofstrasse 45, Zurich and
       Aeschenvorstadt 1, Basel
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of securities       registration of a class of
pursuant to Section 12(b) of the            securities pursuant to Section 12(g)
Exchange Act and is effective               of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A.(c), please check the following           A.(d), please check the following
box: [X]                                    box: [_]

Securities Act registration statement file number to which this form
relates:                                                333-46930
                                             -----------------------------------
                                                      (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                    Name of Each Exchange on Which
        To be so Registered                    Each Class is to be Registered
----------------------------------------    ------------------------------------

    Principal Protected Notes due                 American Stock Exchange
    May [ ], 2009 (linked to the
    performance of the Dow Jones
    Industrial Average(SM))
----------------------------------------    ------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
-------------------------------------------------------------------------------
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Preliminary Prospectus Supplement filed with the Commission on May 10, 2002 under Rule 424(b)(2) and in the Prospectus dated May 17, 2001 under "Description of Notes We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.


ITEM 2.  EXHIBITS.

         1. Form of Indenture between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

         2. Form of Principal Protected Note due May [ ], 2009 (linked to the performance of the Dow Jones Industrial Average(SM))

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        UBS AG
                                           (Registrant)


Date:  May 23, 2002                     By: /s/ Robert C. Dinerstein
                                            -------------------------
                                            Robert C. Dinerstein
                                            Managing Director




                                        By: /s/ Robert B. Mills
                                            -------------------------
                                            Robert B. Mills
                                            Managing Director

                               (Face of Security)


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. 90261KBF6


                                     UBS AG


                           MEDIUM-TERM NOTES, SERIES A

                               ------------------

                   PRINCIPAL PROTECTED NOTES DUE MAY 29, 2009
       (Linked to the performance of the Dow Jones Industrial Average(sm))

                               ------------------

                  The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

FACE AMOUNT:  $[           ]

PRINCIPAL AMOUNT: On the Stated Maturity       365-day year applied over the entire term of
Date, the Company shall redeem this            the Notes. The cumulative effect of the
Security by paying to the Holder, for          annual adjustment factor is to reduce the
each $1,000 of the Face Amount hereof,         ending value of the Index by [           ]%.
in cash the greater of (a) $1,000 or
(b) $1,000 plus a supplemental                 ENDING VALUE:  The average of the closing
redemption amount.                             Index values on the five Index Business
                                               Days up to and including the Final
SUPPLEMENTAL REDEMPTION AMOUNT: The            Valuation Date.
supplemental redemption amount for
the Notes will equal:                          INDEX SPONSOR:  Dow Jones & Company,
                                               Inc. or any successor that determines and
   the principal amount  times                 publishes the Index as then in effect.
(adjusted ending value - starting value)
(--------------------------------------)       INDEX:  the Dow Jones Industrial
(           starting value             )       Average(sm).

STARTING VALUE: The closing value of           TRADE DATE:  May [  ], 2002.
the Index on the trade date.
                                               ORIGINAL ISSUE DATE:  May [  ], 2002.
ADJUSTED ENDING VALUE: The adjusted
ending value will equal the ending value       CALCULATION AGENT:  UBS Warburg LLC.
reduced by the cumulative effect of the
annual adjustment factor applied over the      DEFEASANCE:  Neither full defeasance nor
term of the Notes.                             covenant defeasance applies to this
                                               Security.
ANNUAL ADJUSTMENT FACTOR: The annual
adjustment factor is a fixed percentage        INTEREST RATE:  The principal of this
equal to [           ]% per year which         security shall not bear interest.
will be applied daily over the entire
term of the Notes. We will reduce the          LISTING:  American Stock Exchange.
value of the Index by this percentage
on a pro-rata basis based on a



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                                       -2-

"Dow Jones", "Dow Jones Industrial Average(sm)" and "DJIA(sm)" are service marks of Dow Jones & Company, Inc. ("Dow Jones"), and has been licensed for use by the Company. This Security is not sponsored, endorsed, sold or promoted by Dow Jones and Dow Jones makes no representation regarding the advisability of investing in this Security.

OTHER TERMS:

         All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which the principal U.S. national securities market on which any of the securities comprising the Index (the "Index Constituent Stocks") is then quoted or traded, on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close, or on which the Index is not calculated and published by the Index Sponsor because the Index Sponsor is not open for business.

         "Ending Value" means, with respect to the Index, the average of the closing Index values on the five Index Business Days up to and including the Final Valuation Date, as reported on Bloomberg page [INDU] [INDEX] [HP]; provided, however, that, if the Index Sponsor changes the manner in which it calculates the Index, discontinues or suspends calculation or publication of the Index, or if the level of the Index is not available on any business day in the five Index Business Days up to and including the Final Valuation Date because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the Ending Value of the Index in the manner provided in Section 3 on the Face of this Security.

         "Default Amount" means, on any day, an amount in U.S. dollars, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the due and punctual payment of the principal of this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. The



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                                       -3-
amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Final Valuation Date, then the Default Amount will equal the Principal Amount.

         "Final Valuation Date" means the third Index Business Day prior to May 29, 2009; provided, however, that if the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any business day during the five Index Business Days up to and including the Final Valuation Date, the Final Valuation Date will be the next Index Business Day following the occurrence of five business days on which the Calculation Agent determines that a Market Disruption Event does not occur and is not continuing; provided, further, that in no event will the Final Valuation Date be postponed more than ten Business Days.

         "Index Business Day" means any day on which the AMEX and NYSE are open for trading and the Index or any successor index is calculated and published.

         "Market Disruption Event" means, with respect to the Notes, any of the following if, in the opinion of the Calculation Agent and determined in its sole discretion, such event materially affects the Index or materially interferes with the ability of the Company or its affiliates to unwind all or a material portion of a hedge with respect to the Notes that the Company or its affiliates have effected or may effect: (i) the suspension, absence or material limitation of trading in a material number of securities included in the Index for more than two hours or during the one-half hour before the close of trading in that market; (ii) the suspension, absence or material limitation of trading in option contracts relating to the Index in the primary markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market; (iii) the Index is not published. For the purpose of this definition, (i) a limitation on the number of hours or days of trading will not constitute a Market Disruption Event if it results from an announced



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                                       -4-
change in the regular business hours of any exchange, (ii) a decision to permanently discontinue trading in the option contracts relating to the Index will not constitute a Market Disruption Event and (iii) "absence of trading" in the primary securities market on which option contracts related to the Index are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

         "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

         "Stated Maturity Date" means May [   ], 2009 or, if such day is not a
Business Day, the next succeeding Business Day; provided, however, that if the
third Business Day preceding May [   ], 2009 is not the Final Valuation Date,
the Stated Maturity Date will be the third Business Day following the Final Valuation Date.

         "Successor Index" means any substitute index approved by the Calculation Agent as a Successor Index pursuant to Section 3.

                            -----------------------

     1.  Promise to Pay Principal

         UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under "Principal Amount" and elsewhere on the face of this Security, on the Stated Maturity Date.

     2.  Payment of Interest

         The principal of this Security shall not bear interest.

     3.  Discontinuance or Modification of the Index.

         If the Index Sponsor discontinues publication of the Index and the Index Sponsor or any other person or entity publishes a substitute index that the Calculation Agent determines is comparable to the Index and approves as a Successor Index, then the Calculation Agent will determine the amount payable on the Stated Maturity Date by reference to such Successor Index.



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                                       -5-

         If the Calculation Agent determines that the publication of the Index is discontinued and that there is no Successor Index, or that the Ending Value cannot be determined because of a Market Disruption Event or for any other reason, then the Calculation Agent will determine the amount payable on the Stated Maturity Date by reference to a group of stocks and a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

         If the Calculation Agent determines that the Index, the stocks comprising the Index or the method of calculating the Index has been changed at any time in any respect that causes the Index not to fairly represent the value of the Index had such changes not been made, then the Calculation Agent may make adjustments in the Index or the method of calculating the Index that it believes are appropriate to ensure that the Ending Value used to determine the amount payable on the Stated Maturity Date is equitable.

         All determinations and adjustments to be made by the Calculation Agent with respect to the Index may be made by the Calculation Agent in its sole discretion.

     4.  Principal Amount

         The principal of this Security that becomes due and payable on the Stated Maturity Date shall be the cash amount that must be paid to redeem this Security as provided above under "Principal Amount." The principal of this Security that becomes due and payable upon acceleration of the Stated Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to equal the Face Amount. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

     5.  Role of Calculation Agent

         The Calculation Agent will be solely responsible for all determinations and calculations regarding the Default Amount; whether a Market Disruption Event has occurred and whether, and if so the dates to which, the Final Valuation Date and Stated Maturity Date are to be postponed; the Ending Value of the Index; the Principal Amount; and all such other



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



matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

         The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Calculation Agent. Insofar as this Security provides for the Calculation Agent to obtain the Ending Value of the Index or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Calculation Agent, Affiliates of the Calculation Agent or Affiliates of the Company.

     6.  Payment

         Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Final Valuation Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that payment on the Stated Maturity Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

     7.  Holidays

         Notwithstanding any provision of this Security or of the Indenture, if any payment of principal would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such payment may be made (or such principal may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this Section shall apply to this Security in lieu of the provisions of Section 114 of the Indenture.



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



     8.  Reverse of this Security

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     9.  Certificate of Authentication

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.








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                                       -8-

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                     UBS AG


                                     By
                                        -----------------------------------
                                        Name:  Robert B. Mills
                                        Title: Managing Director



                                     By
                                        ------------------------------------
                                        Name:  Robert C. Dinerstein
                                        Title: Managing Director


         This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:


                                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                     AS TRUSTEE



                                      By
                                         -----------------------------------
                                                Authorized Signatory

                              (Reverse of Security)

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of November 21, 2000 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

         This Security is one of the series designated on the face hereof,
limited to an aggregate initial offering price not to exceed $[           ]
(or the equivalent thereof in any other currency or currencies or currency units). References herein to "this series" mean the series designated on the face hereof.

         Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge ("Taxes"), imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a "Relevant Jurisdiction"), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts ("Additional Amounts") to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

         If at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Trade Date in making any payment of, or in respect of, the principal amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than 10 nor more than 60 days' notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Calculation Agent in a manner reasonably



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



calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of



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                                      -11-
this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

         This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.



                                      -12-